[DRESSER, INC. LETTERHEAD]


FOR IMMEDIATE RELEASE


          DRESSER, INC. REPORTS FIRST QUARTER, 2002 FINANCIAL RESULTS


DALLAS (Wednesday, May 15, 2002)--Dresser, Inc. today announced financial results for the first quarter ended March 31, 2002. The Company recorded revenues of $380.2 million for the period, an increase of 5.2% over the $361.4 million recorded for the same period last year. Operating income for the quarter ended March 31, 2002 was $32.7 million, compared to $37.4 million for the first quarter last year. EBITDA for the first quarter of 2002 was $43.6 million, a decrease of 14.3% from $50.9 million for the same period in 2001.

Gross margin for the quarter was 28.1%, compared to 30.8% for the same period in 2001, primarily as a result of lower margins in the Power Systems business segment. SG&A was 19.5% of revenues, compared to 20.4% for the year ago quarter. Net income for the first quarter of 2002 was $17.2 million compared to $19.5 million for the first quarter of 2001. Backlog at March 31, 2002 stood at $433.3 million, compared to $419.5 million at the end of December 31, 2001 and $383.3 million on March 31, 2001.

Patrick Murray, President and Chief Executive Officer of Dresser, Inc., said, "We continued to see revenue and backlog growth on a consolidated basis, mainly due to our Flow Control segment. As we expected, weak demand and high storage levels in the U.S. for natural gas led to a significant deterioration in revenues, margins and backlog in our Power Systems segment. That, and the continued weakness in the general industrial economy, confirms our outlook that the second quarter of 2002 will be as challenging an environment as the first quarter."

FLOW CONTROL SEGMENT CONTINUES TO SHOW TOP-LINE GROWTH AND TO BUILD BACKLOG

Murray stated that the Flow Control business segment continued to build a backlog through the first quarter, and increased revenues and operating income both on a year-to-year and sequential basis. The Flow Control business, which is largely driven by projects, recorded a 34.9% increase in revenue compared to the first quarter of 2001, from $137.4 million to $185.3 million. Acquisitions made in 2001 accounted for $19.8 million of the increase, with the remaining $28.1 million mainly due to revenue growth in the on/off and control valve product lines. On a sequential basis, revenues increased 16.1% from $159.6 million in the fourth quarter of 2001.

Operating income grew to $21.7 million in the first quarter of 2002, an increase of $5.0 million, or 29.9%, from $16.7 million in the same period in 2001. Acquisitions contributed $1.4 million to operating income in 2002. Compared to the fourth quarter of 2001, operating income in the first quarter of 2002 increased by $8.7 million, or 66.9%.

Dresser, Inc. Reports First Quarter 2002 Financial Results                     2

Backlog continued to grow to a record $308.7 million on March 31, 2002, compared to $295.2 million on December 31, 2001, and $221.1 million on March 31, 2001.

"Although some progress has been made in improving the Flow Control segment operating margins, margin improvement will be a continuing focus in this segment throughout 2002," said Murray. Operating income margins for the Flow Control segment were 11.7% in the first quarter of 2002 compared to 8.1% in the fourth quarter of 2001 and 12.2% in the first quarter of 2001.

MEASUREMENT SYSTEMS EXPERIENCED CONTINUED SOFTNESS IN THE INDUSTRIAL SECTOR AND LOW CAPITAL SPENDING IN THE RETAIL FUELING SECTOR

Revenues in the Measurement Systems segment decreased on both a year-to-year and sequential basis. "The non-retail fueling sector of our Measurement Systems segment is still being affected by the industrial recession which began in 2000," stated Murray. "We don't expect to see substantial improvement in this area until we see strong growth in the general industrial economy, with subsequent restocking by distributors and increased end-user maintenance and repair activity. In the retail fueling sector, our major oil customers suffered decreased cash flows during the fourth quarter of 2001 and first quarter of 2002 in their refining and marketing operations due to low gasoline prices, and have reacted by delaying capital spending."

Revenues for the first quarter of 2002 were $121.6 million, down $14.9 million, or 10.9%, from $136.5 million in the first quarter of 2001. Compared to the fourth quarter of 2001, revenues were down $40.8 million, or 25.1%.

Operating income decreased to $8.2 million in the first quarter of 2002 compared to $8.9 million in the first quarter of 2001, for a decrease of $0.7 million. The first quarter of 2001 included $4.0 million in expense associated with a plant closure. Excluding the unusual expense, operating income decreased by $4.7 million, or 36.4%, from the first quarter of 2001 to the first quarter of 2002 on lower volume.

Backlog increased to $79.8 million on March 31, 2002, from $77.2 million on March 31, 2001, and $76.5 million on December 31, 2001.

POWER SYSTEMS AFFECTED BY DECLINE IN DEMAND FOR NATURAL GAS

Weak demand and high storage levels of natural gas in the US caused a decline in the Power Systems segment, according to Murray. "The gas compression market started to soften in the fourth quarter of 2001, and declined sharply in the first quarter of 2002," said Murray. "Demand for our natural gas fueled engines in the gas compression market were the major factor in both the successes we had in 2001 and the drop in revenues and profitability during the first quarter."

For the first quarter of 2002, revenues declined 16.6% to $74.0 million compared to $88.7 million for the same period last year. On a sequential basis, revenues were down from $87.2 million in the fourth quarter of 2001.

Dresser, Inc. Reports First Quarter 2002 Financial Results                     3

Operating income declined from $13.7 million in the first quarter of 2001 to $6.1 million in the first quarter of 2002. The 55.5% decline was a result of both lower volume and pressure on margins. Fourth quarter 2001 operating income in this segment was $15.3 million. Backlog on March 31, 2002, stood at $47.9 million, down from $90.3 million on March 31, 2001, and $51.5 million on December 31, 2001.

SECOND QUARTER EXPECTATIONS REFLECT CONTINUING FIRST QUARTER CONDITIONS

Said Murray, "Our expectation is that EBITDA results in the second quarter will be down on a year-to-year basis, and up slightly on a sequential basis compared to the first quarter. The same trends that we saw in the first quarter will likely continue through the second quarter. Although we expect to see business conditions improve in the second half of 2002, any improvement in our actual results will be largely dependent on a continued recovery in the US economy and increases in energy infrastructure investment."

CONFERENCE CALL

The Company's earnings conference call will be Wednesday, May 15, at 2:00 p.m. EDT, 1:00 p.m. CDT. Following a brief presentation, participants will have the opportunity to ask questions. To participate in the call, dial 1-800-524-4293 (INTERNATIONAL DIAL 706-679-0668), TEN MINUTES before the conference call begins and ask for the Dresser conference.

There will also be a real-time audio webcast of the conference call by PrimeCast. To listen to the live call, select the webcast icon from http://www.dresser.com/internet/pages/investorrelations/index.cfm at least 15 minutes before the start of the call to register, download, and install any necessary audio software. Individuals accessing the audio webcast will be "listen only" and will not have the capability to take part in the Q&A session.

A digital replay will be available one hour after the conclusion of the call. Interested individuals can access the webcast replay at http://www.dresser.com/internet/pages/investorrelations/index.cfm , by pressing the webcast link.

Headquartered in Dallas, Texas, Dresser, Inc. is a worldwide leader in the design, manufacture and marketing of highly engineered equipment and services sold primarily to customers in the flow control, measurement, and power systems segments of the energy industry. Dresser has a widely distributed global presence, with over 8,500 employees and a sales presence in over 100 countries worldwide. The company's website can be accessed at www.dresser.com.

SAFE HARBOR STATEMENT:

In addition to the historical data contained herein, this document includes forward-looking statements regarding the future revenues and earnings of the Company, as well as expectations regarding backlog, orders and capital expenditures, made in reliance upon the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The Company's actual results may differ materially from those described in forward-looking statements. Such statements are based on current expectations of the Company's performance and are subject to a variety of factors,

Dresser, Inc. Reports First Quarter 2002 Financial Results                     4

not under the control of the Company, which can affect the Company's results of operations, liquidity or financial condition. Such factors may include overall demand for, and pricing of, the Company's products; the size and timing of orders; changes in the price and demand for oil and natural gas in both domestic and international markets; conditions in the general manufacturing economy; political and social issues affecting the countries in which the Company does business; fluctuations in currency markets worldwide; and variations in global economic activity. In particular, current and projected oil and natural gas prices as well as demand for energy directly affect some customers' spending levels and their related purchases of many of the Company's products and services. Because the information herein is based solely on data currently available, it is subject to change as a result of changes in conditions over which the Company has no control or influence, and should not therefore be viewed as assurance regarding the Company's future performance. Additionally, the Company is not obligated to make public indication of such changes unless required under applicable disclosure rules and regulations.

                                     # # #


COMPANY CONTACT:                         MEDIA CONTACT:

   STEWART YEE                               DON KING
   DIRECTOR OF CORPORATE COMMUNICATIONS      BATES CHURCHILL INVESTOR RELATIONS
   (972) 361-9933                            (713) 267-7280
   stewart.yee@dresser.com                   dking@batesww.com

                                 DRESSER, INC.
                       CONSOLIDATED STATEMENT OF EARNINGS
                                  (UNAUDITED)
                                 (IN MILLIONS)


                                                        THREE MONTHS ENDED
                                                              MARCH 31,
                                                        -------------------
                                                         2002         2001
                                                        ------       ------
Revenues                                                $380.2       $361.4

Cost of revenues                                         273.4        250.1
                                                        ------       ------
Gross earnings                                           106.8        111.3

Selling, engineering, administrative
   and general expenses                                   74.1         73.9
                                                        ------       ------

Operating Income                                          32.7         37.4

Interest expense                                         (20.6)        (0.8)

Other income (deductions)                                 10.2         (1.6)
                                                        ------       ------

Earnings before taxes                                     22.3         35.0

Income taxes                                              (5.1)       (15.5)
                                                        ------       ------

Net earnings                                            $ 17.2       $ 19.5
                                                        ======       ======

                                 DRESSER, INC.
                        INFORMATION BY BUSINESS SEGMENT
                                  (UNAUDITED)
                                 (IN MILLIONS)


                                                        THREE MONTHS ENDED
                                                             MARCH 31,
                                                        -------------------
                                                         2002         2001
                                                        ------       ------
Revenues:
  Flow Control                                          $185.3       $137.4
  Measurement Systems                                    121.6        136.5
  Power Systems                                           74.0         88.7
  Eliminations                                            (0.7)        (1.2)
                                                        ------       ------
                                                        $380.2       $361.4
                                                        ======       ======
Operating Income:
  Flow Control                                          $ 21.7       $ 16.7
  Measurement Systems                                      8.2          8.9
  Power Systems                                            6.1         13.7
  Eliminations                                            (3.3)        (1.9)
                                                        ------       ------
                                                        $ 32.7       $ 37.4
                                                        ======       ======
EBITDA:
  Flow Control                                          $ 25.7       $ 21.7
  Measurement Systems                                     11.8         13.9
  Power Systems                                            9.4         17.0
  Eliminations                                            (3.3)        (1.7)
                                                        ------       ------
                                                        $ 43.6       $ 50.9
                                                        ======       ======
SUPPLEMENTAL INFORMATION:
Depreciation and Amortization:
  Flow Control                                          $  4.0       $  5.0
  Measurement Systems                                      3.6          5.0
  Power Systems                                            3.3          3.3
  Eliminations                                              --          0.2
                                                        ------       ------
                                                        $ 10.9       $ 13.5
                                                        ======       ======
Capital Expenditures:
  Flow Control                                          $  1.7       $  1.0
  Measurement Systems                                      1.5          3.7
  Power Systems                                            1.6          1.5
  Eliminations                                              --           --
                                                        ------       ------
                                                        $  4.8       $  6.2
                                                        ======       ======
Backlog:
  Flow Control                                          $308.7       $221.1
  Measurement Systems                                     79.8         77.2
  Power Systems                                           47.9         90.3
  Eliminations                                            (3.1)        (5.3)
                                                        ------       ------
                                                        $433.3      $ 383.3
                                                        ======       ======




                                                        MARCH 31,   MARCH 31,
                                                          2002         2001
                                                        ---------   ---------
BALANCE SHEET:
  Cash and Cash Equivalents                             $   97.0     $    9.0
  Working Capital*                                      $  471.6     $  405.3
  Total Assets                                          $1,579.9     $1,069.2
  Long-Term Debt, including Current Portion             $1,019.4     $    0.2
  Total Debt                                            $1,056.6     $   14.5



* Accounts receivable and inventories less accounts payable only.